EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated March 13, 2008 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Taxable Income Series 128 (Insured Income Trust, Series 164) as of March 13, 2008 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."

                                                              GRANT THORNTON LLP

New York, New York
March 13, 2008